UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 1, 2005

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 1, 2005, Matthews International Corporation (“Matthews”) announced the appointment of David J. DeCarlo as Vice Chairman of Matthews and Joseph C. Bartolacci as President and Chief Operating Officer of Matthews. The appointments are effective September 1, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. DeCarlo, 59, a Director of the Company since 1987, has been Group President, Bronze and York Casket Divisions since February 2004. Mr. DeCarlo had been President, Bronze Division since November 1993.

Mr. Bartolacci, 45, was appointed President, York Casket Division in February 2004 and Executive Vice President of Matthews, effective January 1, 2004. Mr. Bartolacci had been President, Matthews Europe since April 2002 and had been President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews International Corporation) since June 1999. Prior thereto, he was General Counsel of Matthews.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated September 1, 2005, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date: September 1, 2005